EXHIBIT 99.1

Superconductor Technologies Reports 2016 First Quarter Results

AUSTIN, Texas, May 12, 2016 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON) reported financial results for the quarter ended April 2, 2016.

“The advantages of superconducting devices over conventional methods for power and electric grid applications is driving commercialization of superconducting products around the world,” stated Jeff Quiram, STI’s president and chief executive officer. “In particular, the demand for superconducting fault current limiters (SFCLs) and high efficiency generators has gained momentum as utilities and governments seek to protect the electrical grid, improve efficiency and reduce carbon emissions. In this rapidly expanding market, industry participants are demanding improved performance and greater availability of high quality HTS wire.

“STI’s objective is to meet this challenge with our customers by providing Conductus® wire that improves the product availability, performance and economics of HTS solutions. Conductus wire has repeatedly achieved market leading current handling performance that meets or exceeds our customers’ specifications for SFCLs, high field magnets and power transmission cables. We are focused on improving our mechanical stress specifications to meet customer requirements for our target applications. Our efforts to resolve these technical challenges are not yet complete. However, we believe that we are on the right path to gain customer approval. We remain excited about the industry trends and the potential for Conductus wire.”

STI’s first quarter 2016 net revenues were $89,000, compared to $55,000 in the first quarter of 2015 and $27,000 in the fourth quarter of 2015. Revenue for all periods was primarily from legacy wireless products. Net loss for the first quarter 2016 was $2.6 million, or a loss of $0.07 per basic and diluted share, compared to a net loss of $1.4 million, or a loss of $0.10 per basic and diluted share, in the first quarter of 2015, and a net loss of $2.4 million, or a loss of $0.08 per basic and diluted share in the fourth quarter of 2015.

As of April 2, 2016, STI had $5.6 million in cash and cash equivalents.

Investor Conference Call
STI will host a conference call and simultaneous webcast today, May 12th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its results. Participating in the call will be Jeff Quiram, president and chief executive officer; and Bill Buchanan, vice president and chief financial officer. To listen to the call live, please dial 1-888-539-3696 at least 10 minutes before the start of the conference. International participants may dial 1-719-457-2664. The conference ID is 7110234.  The call will be webcast and can be accessed from the “Investor Relations” section of the company’s website.  A telephone replay will be available until midnight ET on May 14th  by dialing 1-877-870-5176 or 1-858-384-5517, and entering pass code 7110234. A replay will also be available at the web address above.

About Superconductor Technologies Inc. (STI)
Superconductor Technologies Inc. is a global leader in superconducting innovation. Its Conductus® superconducting wire platform offers high performance, cost-effective and scalable superconducting wire. With 100 times the current carrying capacity of conventional copper and aluminum, superconducting wire offers zero resistance with extreme high current density. This provides a significant benefit for electric power transmission and also enables much smaller or more powerful magnets for motors, generators, energy storage and medical equipment. Since 1987, STI has led innovation in HTS materials, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than 20 years STI utilized its unique HTS manufacturing process for solutions to maximize capacity utilization and coverage for Tier 1 telecommunications operators. Headquartered in Austin, TX, Superconductor Technologies Inc.'s common stock is listed on the NASDAQ Capital Market under the ticker symbol “SCON.” For more information about STI, please visit http://www.suptech.com.

Safe Harbor Statement
Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors, which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include, but are not limited to: our limited cash and a history of losses; our need to materially grow our revenues from commercial operations and/or to raise additional capital (which financing may not be available on acceptable terms or at all) in the very near future, before cash reserves are depleted (which reserves are expected to be sufficient into the fourth quarter of 2016), to implement our current business plan and maintain our viability; the performance and use of our equipment to produce wire in accordance with our timetable; overcoming technical challenges in attaining milestones to develop and manufacture commercial lengths of our HTS wire; the possibility of delays in customer evaluation and acceptance of our HTS wire; the limited number of potential customers and customer pressures on the selling prices of our products; the limited number of suppliers for some of our components and our HTS wire; there being no significant backlog from quarter to quarter; our market being characterized by rapidly advancing technology; the impact of competitive products, technologies and pricing; manufacturing capacity constraints and difficulties; the impact of any financing activity on the level of our stock price; the dilutive impact of any issuances of securities to raise capital; the steps required to maintain the listing of our common stock with a U.S. national securities exchange and the impact on the liquidity and trading price of our common stock if we fail to maintain such listing; the cost and uncertainty from compliance with environmental regulations; and local, regional, and national and international economic conditions and events and the impact they may have on us and our customers.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for the year ended December 31, 2015 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Investor Relations Contact
Cathy Mattison or Kirsten Chapman
LHA      +1-415-433-3777       invest@suptech.com

– Tables to Follow –

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015

Net revenues	$89,000	$55,000

Costs and expenses:
Cost of revenues	864,000	755,000
Research and development	716,000	1,457,000
Selling, general and administrative	1,163,000	1,528,000

Total costs and expenses	2,743,000	3,740,000

Loss from operations	(2,654,000)	(3,685,000)

Other Income and Expense:
Adjustments to fair value of warrant derivatives	21,000	2,633,000
Adjustments to warrant exercise price	-	(367,000)
Other income	3,000	1,000

Net loss	$(2,630,000)	$(1,418,000)

Basic and diluted net loss per common share
	$(0.07)	$(0.10)

Basic and diluted weighted average number of common
shares outstanding	39,402,361	13,712,906

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 2,	December 31,
	2016	2015
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$5,574,000	$7,469,000
Accounts receivable, net	70,000	38,000
Inventories, net	78,000	121,000
Prepaid expenses and other current assets	183,000	122,000
Total Current Assets	5,905,000	7,750,000

Property and equipment, net of accumulated depreciation of
$7,851,000 and $7,290,000, respectively	4,990,000	5,551,000
Patents, licenses and purchased technology, net of accumulated amortization
of $888,000 and $869,000, respectively	969,000	938,000
Other assets	-	126,000
Total Assets	$11,864,000	$14,365,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$329,000	$432,000
Accrued expenses	551,000	418,000
Total Current Liabilities	880,000	850,000
Other long term liabilities	231,000	393,000
Total Liabilities	1,111,000	1,243,000

Stockholders’ Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized,
330,474 and 330,873 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 250,000,000 shares authorized,
40,748,218 and 39,608,218 shares issued and outstanding, respectively	40,000	39,000
Capital in excess of par value	304,313,000	304,053,000
Accumulated deficit	(293,600,000)	(290,970,000)
Total Stockholders' Equity	10,753,000	13,122,000
Total Liabilities and Stockholders' Equity	$11,864 ,000	$14,365,000

Note – December 31, 2015 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,630,000)	$(1,418,000)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	580,000	727,000
Stock-based compensation expense	261,000	552,000
Adjustments to fair value of warrant derivatives	21,000	(2,633,000)
Adjustments to warrant exercise price	-	367,000
Provision for excess or obsolete inventory	-	58,000
Gain on disposal of property and equipment	-	(1,000)
Changes in assets and liabilities:
Accounts receivable	(32,000)	50,000
Inventories	(43,000)	16,000
Prepaid expenses and other current assets	(61,000)	100,000
Patents and licenses	(50,000)	(6,000)
Other assets	126,000)	32,000
Accounts payable, accrued expenses and other current liabilities	(67,000)	(62,000)
Net cash used in operating activities	(1,895,000)	(2,218,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(46,000)
Net proceeds from the sale of property and equipment	-	1,000
Net cash used in investing activities	-	(45,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the sale of common stock	-	4,596,000
Net proceeds from the exercise of outstanding warrants	-	1,687,000
Net cash provided by financing activities	-	6,283,000

Net increase (decrease) in cash and cash equivalents	(1,895,000)	4,020,000
Cash and cash equivalents at beginning of period	7,469,000	1,238,000
Cash and cash equivalents at end of period	$5,574,000	$5,258,000

Supplemental non-cash financing disclosure:
Warrant liability converted to capital in excess of par	-	$669,000